Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contacts:

Andrew R. Speaker	David B. Merclean
President & CEO	Senior Vice President & CFO
Mercer Insurance Group, Inc.	Mercer Insurance Group, Inc.
(609) 737-0426	(609) 737-0426

Mercer Insurance Group, Inc. reports earnings for the year
 and quarter ended December 31, 2010

Pennington, New Jersey, February 23, 2011 – Mercer Insurance Group, Inc. (Nasdaq: MIGP) reported today its operating results for the year and quarter ended December 31, 2010.

On November 30, 2010, Mercer Insurance Group, Inc. (“Mercer Insurance” or the “Company”) and United Fire & Casualty Company (“United Fire”) of Cedar Rapids, Iowa, issued a joint press release announcing that Mercer Insurance had entered into an agreement and plan of merger with United Fire (the “Merger Agreement”) pursuant to which it will acquire all of the outstanding shares of Mercer Insurance for $28.25 per share.  The consummation of the merger is subject to United Fire receiving the appropriate regulatory approvals from state insurance regulators, the approval of Mercer Insurance’s shareholders, and other terms and conditions set forth in the Merger Agreement. The Merger Agreement was unanimously approved by the Board of Directors of Mercer Insurance. A copy of the agreement was provided as Exhibit 2.1 to the Form 8-K filed by Mercer Insurance with the Securities and Exchange Commission on December 1, 2010. Pursuant to the terms of the Merger Agreement, Mercer Insurance has discontinued its quarterly dividend.

The Company’s fourth quarter highlights include:

•	Net income of $0.55 per diluted share versus $0.57 per diluted share in the prior year’s quarter,
•	Operating income of $0.53 per diluted share versus $0.54 per diluted share in the prior year’s quarter,
•	A GAAP combined ratio of 94.3% versus 96.5% in the prior year’s quarter, and
•	Book value per share of $27.88.

Financial Summary (in thousands, except per share data)
	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2010	2009	2010	2009
Total revenue	$38,243	$39,315	$153,558	$157,312
Net premiums written	31,807	32,293	132,696	137,830
Net premiums earned	34,136	35,198	135,964	140,413
Net investment income	3,445	3,365	13,878	14,198
Net realized gains on investments	210	228	1,786	621
Net income	3,618	3,626	14,736	13,821

Earnings per share – Basic	$0.57	$0.58	$2.34	$2.23
Earnings per share – Diluted	$0.55	$0.57	$2.28	$2.18

Combined ratio	94.3%	96.5%	96.4%	97.6%
Book value per share			$27.88	$25.63

Reconciliation of non-GAAP financial measures:

Net income	$3,618	$3,626	$14,736	$13,821
Net realized gains on investments, net of tax	138	150	1,179	410
Net operating income	3,480	3,476	13,557	13,411

Operating earnings per share – Basic	$0.55	$0.56	$2.15	$2.16
Operating earnings per share – Diluted	$0.53	$0.54	$2.10	$2.11

In the quarter ended December 31, 2010, the Company reported GAAP net income of $3.6 million, or $0.55 per diluted share, as compared to approximately the same amount, or $0.57 per diluted share, in the same quarter of the prior year. Operating earnings remained approximately the same as the prior year’s quarter at $3.5 million, and $0.53 and $0.54 per diluted share for the three months ended December 31, 2010 and 2009, respectively. Included in the expenses of the current year’s quarter was an after-tax charge of $204,000 for merger-related expenses, or $0.03 per diluted share.

In the year ended December 31, 2010, the Company reported GAAP net income of $14.7 million, or $2.28 per diluted share. This result compares to net income of $13.8 million, or $2.18 per diluted share, for the same period in the previous year. Operating earnings increased to $13.6 million from $13.4 million in the prior year, or $2.10 and $2.11 per diluted share, respectively. Included in the full year results for 2010 was an after-tax charge of $1.6 million for catastrophes 94 and 96, and an after-tax charge for merger-related expenses of $204,000.

Operating income and operating earnings per share are non-GAAP financial measures that we present because we believe they enhance an investor’s understanding of Mercer Insurance’s core operating performance. Operating income and operating earnings per share consist of net earnings adjusted for after-tax net realized investment gains and losses.

Mercer Insurance Group, Inc. offers commercial and personal lines of insurance to businesses and individuals principally in seven states through its insurance subsidiaries: Mercer Insurance Company, Mercer Insurance Company of New Jersey, Inc., Financial Pacific Insurance Company and Franklin Insurance Company.

Certain of the statements in this press release (other than statements of historical facts) are forward-looking statements. Such forward-looking statements include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the Company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Mercer Insurance. There can be no assurance that future developments will be in accordance with management's expectations. Therefore, the effect of future developments on Mercer Insurance may be different from that anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Mercer Insurance, depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein, including those that may impede its ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the Company operates.

Consolidated Statements of Income
(in thousands, except per share and share data)
	Quarter Ended
	December 31,
	2010 (unaudited)	2009 (unaudited)

Net premiums earned	$34,136	$35,198
Investment income,
net of investment expenses	3,445	3,365
Realized investment gains	210	228
Other revenue	452	524
Total revenue	38,243	39,315

Losses and loss adjustment expenses	20,886	21,499
Amortization of deferred policy
acquisition costs	9,307	9,803
Other expenses	2,002	2,652
Interest expense	358	356
Merger-related expenses	314	-
Total expenses	32,867	34,310

Income before income taxes	5,376	5,005
Income taxes	1,758	1,379

Net income	$3,618	$3,626

Net income per common share:
Basic	$0.57	$0.58
Diluted	$0.55	$0.57

Weighted average number of
shares outstanding:
Basic	6,353,814	6,243,618
Diluted	6,542,171	6,402,686

Supplementary Financial Data

Net premiums written	$31,807	$32,293

Book value per common share	$27.88	$25.63

GAAP combined ratio	94.3%	96.5%

Consolidated Statements of Income
(in thousands, except per share and share data)
	Year Ended
	December 31,
	2010 (unaudited)	2009

Net premiums earned	$135,964	$140,413
Investment income,
net of investment expenses	13,878	14,198
Realized investment gains	1,786	621
Other revenue	1,930	2,080
Total revenue	153,558	157,312

Losses and loss adjustment expenses	83,737	86,142
Amortization of deferred policy
acquisition costs	37,091	38,805
Other expenses	10,181	12,090
Interest expense	1,419	1,423
Merger-related expense	314	-
Total expenses	132,742	138,460

Income before income taxes	20,816	18,852
Income taxes	6,080	5,031

Net income	$14,736	$13,821

Net income per common share:
Basic	$2.34	$2.23
Diluted	$2.28	$2.18

Weighted average number of
shares outstanding:
Basic	6,305,754	6,211,623
Diluted	6,465,863	6,345,164

Supplementary Financial Data

Net premiums written	$132,696	$137,830

GAAP combined ratio	96.4%	97.6%

Consolidated Balance Sheet
(in thousands, except share amounts)

	December 31, 2010 (unaudited)	December 31, 2009
ASSETS
Investments, at fair value:
Fixed income securities, available-for-sale	$397,130	$365,464
Equity securities, at fair value	10,691	9,484
Short-term investments, at cost, which approximates fair value	9,849	-
Total investments	417,670	374,948
Cash and cash equivalents	16,345	39,927
Premiums receivable	35,172	36,405
Reinsurance receivable	72,905	79,599
Prepaid reinsurance premiums	6,331	5,871
Deferred policy acquisition costs	18,192	18,876
Accrued investment income	4,261	4,287
Property and equipment, net	20,316	21,516
Deferred income taxes	3,141	4,941
Goodwill	5,416	5,416
Other assets	3,846	3,568
Total assets	$603,595	$595,354
	,
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Losses and loss adjustment expenses	$304,641	$311,348
Unearned premiums	73,793	76,601
Accounts payable and accrued expenses	11,685	12,150
Other reinsurance balances	12,906	12,386
Trust preferred securities	15,609	15,592
Advances under line of credit	3,000	3,000
Other liabilities	4,412	4,069
Total liabilities	$426,045	$435,146

Stockholders' Equity:
Preferred Stock, no par value, authorized	-	-
5,000,000 shares, no shares issued and
outstanding
Common stock, no par value,	-	-
authorized 15,000,000 shares, issued
7,126,233 and 7,074,333 shares, outstanding
7,000,009 and 6,883,498 shares
Additional paid-in-capital	$73,386	$72,139
Accumulated other comprehensive income	15,315	12,220
Retained earnings	98,481	86,101
Unearned ESOP shares	(1,253)	(1,878)
Treasury Stock, 632,391 and 632,076 shares	(8,379)	(8,374)
Total stockholders' equity	177,550	160,208
Total liabilities and stockholders' equity	$603,595	$595,354